Exhibit 99.1


[WCI COMMUNITIES, INC. LOGO]


                              Investor Contact:  Steve Zenker
                                                 (239) 498-8066
                                                 stevezenker@wcicommunities.com

                              Media Contact:     Ken Plonski
                                                 (239) 498-8691
                                                 kenplonski@wcicommunities.com

FOR IMMEDIATE RELEASE

      WCI REPORTS 73% INCREASE IN EARNINGS PER SHARE FOR THIRD QUARTER 2003

FINANCIAL HIGHLIGHTS:

-        Net income: $17.1 million - up 66.0%

-        Diluted EPS: $0.38 - up 72.7%

-        Revenue: $330.4 million - up 40.1%

-        New orders: $304.9 million  - up 11.2%

-        Record backlog of $989.8 million - up 8.5%

-        Average selling price per new order of $626,000 - up 28.5%

-        Projected 2003 EPS - $2.25 to $2.40

-        Projected 2004 EPS  - $2.45 to $2.65


BONITA SPRINGS, FL (OCTOBER 28, 2003) WCI Communities, Inc. (NYSE: WCI), a leading builder of highly amenitized lifestyle communities, today reported results for the third quarter ended September 30, 2003. Net income for the third quarter rose 66.0% to $17.1 million from $10.3 million earned in the third quarter of 2002. Diluted earnings per share of $0.38 increased 72.7% from the $0.22 earned the same period a year ago. Revenues advanced 40.1% to $330.4 million from $235.9 million earned in the year earlier period.

New orders for the third quarter totaled $304.9 million, up 11.2% from the $274.1 million recorded in the third quarter of 2002. The company's backlog rose to a record $989.8 million, up 8.5% from the $912.1 million reported a year earlier, benefiting from a change in sales mix of both traditional and tower homes. The average sales price for new orders rose to $626,000, up 28.5% from $487,000 in the third quarter of 2002 with traditional homebuilding sales prices up 46.6% and tower unit prices up 40.5%. The primary/move-up segment accounted for 54% of the homes sold in the quarter compared to 25% for the second/luxury market and 21% for the affordable retirement market.

"We are pleased with the quarter's results," said WCI President Jerry Starkey. "Third quarter orders and a solid increase in average unit sales price helped raise our backlog to a new high. We surpassed expectations in both our Traditional Homebuilding and Real Estate Services divisions. Overall, Traditional Homebuilding remains strong with higher margins and strong increases in both revenues and profits, while Real Estate Services continues its rapid growth. The second/luxury home segment, including our tower residences, remains mixed with selected locations reporting improved traffic and new orders; however, the overall second/luxury home segment has yet to recover to pre-9/11 levels."

Starkey continued, "We feel improving geopolitical and economic conditions will ultimately re-ignite demand for the second/luxury home segment, which appears to be more sensitive to broader economic factors than interest rate fluctuations. We hope to see these measures continuing to improve as we enter our peak traffic season. Historically, the first quarter is our strongest in terms of traffic within our communities, while the just completed third quarter has historically been the softest. We believe that there is pent-up demand in this segment and that as the overall economic environment improves, orders for second/luxury homes should increase."

Accounting Changes

In the three and nine months ended September 30, 2003, amortization of previously capitalized interest and real estate taxes has been reclassified from interest expense and real estate tax expense to the corresponding division's cost of goods sold. In addition, equity in earnings/losses from unconsolidated joint ventures and other income, which was formerly in the line item "land sales and other," has been reclassified to separate line items and excluded from gross margin. Prior year amounts have been reclassified to conform to the 2003 presentation. These reclassifications have no impact on reported net income and were made at the conclusion of a routine review of WCI's periodic reporting by the Securities and Exchange Commission. The attached table labeled "Schedule of Reclassifications" compares the gross margin of the company under the new presentation format with the previous format.

TRADITIONAL HOMEBUILDING

Third quarter revenues in the Traditional Homebuilding division were $159.5 million, up 42.3% from the $112.1 million posted in the third quarter of 2002. Third quarter unit deliveries were 427 compared to 356 during the same period last year. The average unit price at delivery was up 18.7% to $374,000 from $315,000. Results benefited from three of the company's newest communities delivering homes in the quarter, while in the same period a year ago, three other communities were nearing closeout. Gross margin as a percentage of revenue was 24.0% compared to 21.5% in the third quarter of 2002, (25.8% vs. 24.0% excluding interest and real estate taxes) as the mix shifted toward higher-priced, higher-margin homes.

For the nine months, revenues were up 29.2% to $337.1 million from $261.0 million in the same period a year ago. Gross margin for the nine month period rose to $80.0 million compared to $57.9 million a year earlier ($86.4 vs. $63.8 million excluding interest and real estate taxes), while gross margin as a percentage of revenue rose 150 basis points to 23.7% (25.6% excluding interest and real estate taxes), reflecting the sale of larger homes with more features and selected price increases.

TOWER HOMEBUILDING

Third quarter revenues in the Tower Homebuilding division rose 72.5% to $127.5 million from $73.9 million in the third quarter of 2002. During the quarter, there were 10 towers under construction and recognizing revenue, compared to 11 in the same quarter last year. Gross margin declined to 24.5% of revenue from 29.1% a year earlier (27.0% vs. 31.4% excluding interest and real estate taxes). The lower margins were a result of the planned change in mix of towers reporting revenue, the use of selected incentives to sell completed units, and changes in estimates related to warranty and completion costs in some recently completed towers. Margins in the tower division are expected to climb to 30% in the fourth quarter (mid-30s excluding interest and real estate taxes).

For the nine month period, tower revenues increased 5.6% to $381.7 million compared to $361.6 million in the prior year. Gross margin as a percent of revenue decreased to 27.6% from 36.5% in the same period a year ago (30.0% vs. 38.2% excluding interest and real estate taxes). The decrease in gross margin is mainly due to the mix of towers under construction in 2003 vs. 2002. Several high-margin towers were completed in 2003 while newer towers started in 2003 won't begin recognizing revenue and profits until the fourth quarter of the year or the first quarter of 2004. The company has broadened its tower product line to expand the price range of its offerings, particularly below the one million dollar mark. While some of the lower-priced tower units carry gross margins below the historical average tower margin, these products appeal to a broader customer base and leverage the company's marketing expenditures by offering a product to consumers already responding to WCI's tower marketing initiatives. For 2004, WCI expects to begin construction on six to ten towers, up from five in 2003.

AMENITIES

Third quarter revenues in the Amenities division were $10.8 million, down 21.2% from $13.7 million in the third quarter of 2002. The slight loss for the quarter was expected due to lower marina slip sales and lower membership dues as fewer clubs were under management compared to the prior year.

For the nine month period, the Amenities division experienced a 12.4% decrease in revenues from $49.0 million to $42.9 million. Gross margin as a percentage of revenue declined to 10.2% for the nine months compared to 20.5% in the same period last year, primarily due to fewer sales of luxury memberships and marina slips.

For the entire year, the company continues to expect lower revenues and gross margins for the Amenities division due to start-up operating deficits in five new clubs and fewer marina slip sales.

REAL ESTATE SERVICES

Third quarter revenues in the Real Estate Services division of $28.9 million were up 26.8% compared to $22.8 million in the third quarter of 2002. Strength in the real estate service businesses drove third quarter gross margin as a percent of revenue up 440 basis points to 16.8% vs. 12.4% in the year ago period.

For the nine month period, revenues rose 26.0% to $84.2 million on the strength of a 19.7% increase in the number of transactions and an increase in the average price per transaction in three of the company's real estate service businesses

CASH FLOW/FINANCIAL POSITION/BALANCE SHEET

Through September 30, 2003, net cash used in operating activities, including the purchase and development of real estate inventories, totaled $100.1 million compared to $171.1 million for the first nine months of 2002. During the quarter, the company increased its financial flexibility by raising net proceeds of approximately $245 million in two security offerings - a debt offering with a principal amount of $125 million and a convertible debt offering with a principal amount of $125 million. Due to the contingent convertible feature of the convertible debt offering, existing shareholders will not face earnings dilution until the stock reaches $33.08 (120% of the conversion price of $27.57) for a defined period of time. Total liquidity, measured as the sum of cash plus available capacity under the revolving facility, totaled $446.6 million at September 30, 2003. The ratio of net debt to net capitalization of 54.5% remained within company expectations.

FINANCIAL GUIDANCE

For the fourth quarter of 2003, WCI expects to earn between $56 million and $63 million or $1.23 to $1.38 per share. For 2004, the company expects revenues, net income, and EPS to grow 5% to 15% over levels achieved in 2003. This performance would translate into $2.45 to $2.65 per share. As the company has a significant proportion of cash buyers and an average loan to value ratio of 66% for those that do finance a WCI home, the company does not expect any increase in interest rates to have an appreciable effect on 2004 results.

SECONDARY SHELF REGISTRATION STATEMENT

The company yesterday filed a secondary shelf registration statement with the Securities and Exchange Commission for the sale of shares of its common stock by selling shareholders. The registration statement would cover only shares held by pre-IPO WCI shareholders and will not involve the issuance of new shares, nor will it create any dilution to existing shareholders. The registration statement is expected to cover approximately six million shares and the selling shareholders have advised us that they intend to complete the offering of these shares before the end of the year. The selling shareholders are not affiliates of the company and are not involved in the operation of the company's business. Neither of the company's founders, Al Hoffman or Don Ackerman, plan to participate in the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Conference Call

WCI will conduct a conference call today at 10:00 AM EST in conjunction with this release. The call will be broadcast live at www.wcicommunities.com or can be accessed by telephone at (617) 847-8708. and by entering access code 97812935. A replay will be available after the call for a period of 36 hours by dialing (617) 801-6888 and entering conference code 51345367. The replay will also be available on the company's website until November 30, 2003. A slide presentation will accompany the call and can be accessed on the company's website in the Investor Relations section.

ABOUT WCI

Based in Bonita Springs, Florida, WCI has been creating amenity-rich, leisure-oriented master-planned communities for more than 50 years. WCI's award-winning communities offer primary, retirement, and second home buyers traditional and tower home choices with prices from the mid-$100,000s to more than $10 million and currently feature more than 600 holes of golf and 1,000 boat slips as well as country club, tennis and recreational facilities. The company also derives income from its 28-office Prudential Florida WCI Realty division, its mortgage and title businesses, and its amenities division, which operates many of the clubhouses, golf courses, restaurants, and marinas within its 30 communities. The company currently owns and controls developable land of approximately 14,000 acres.

Certain information included herein and in other company reports, Security and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company's anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, ability to secure materials and subcontractors. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI's ability to compete in the Florida real estate market; the availability and cost of land in desirable areas in Florida and elsewhere and the ability to expand successfully into those areas; WCI's ability to obtain necessary permits and approvals for the development of its lands; WCI's ability to raise debt and equity capital and grow its operations on a profitable basis; WCI's ability to pay principal and interest on its current and future debts; WCI's ability to sustain or increase historical revenues and profit margins; material increases in labor and material costs; increases in interest rates; the level of consumer confidence; adverse legislation or regulations; unanticipated litigation or legal proceedings; natural disasters; and the continuation and improvement of general economic conditions and business trends. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company's actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements

                                       ###


      FOR MORE INFORMATION ABOUT WCI AND ITS RESIDENTIAL COMMUNITIES VISIT
                             WWW.WCICOMMUNITIES.COM

                              WCI COMMUNITIES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                       SEPTEMBER 30,    DECEMBER 31,
                                                           2003             2002
                                                        ----------       ----------
ASSETS

Cash and cash equivalents                               $   41,579       $   49,789
Contracts receivable                                       421,213          515,021
Real estate inventories                                  1,150,384          977,524
Property and equipment                                     157,613          127,152
Other assets                                               268,662          234,406
                                                        ----------       ----------

Total assets                                            $2,039,451       $1,903,892
                                                        ==========       ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable, accruals and other liabilities        $  461,633       $  510,448
                                                        ----------       ----------
Debt obligations:
  Senior unsecured credit facility                              --           44,935
  Mortgages and notes payable                               75,519          130,624
  Senior subordinated notes                                678,994          554,397
  Contingent convertible senior subordinated notes         125,000               --
                                                        ----------       ----------
    Total debt obligations                                 879,513          729,956
                                                        ----------       ----------

Total shareholders' equity                                 698,305          663,488
                                                        ----------       ----------

Total liabilities and shareholders' equity              $2,039,451       $1,903,892
                                                        ==========       ==========


OTHER BALANCE SHEET DATA

Debt                                                    $  879,513       $  729,956
Shareholders' equity                                       698,305          663,488
                                                        ----------       ----------
Capitalization                                          $1,577,818       $1,393,444
                                                        ==========       ==========
Ratio of debt to capitalization                               55.7%            52.4%

Debt, net of cash and cash equivalents                  $  837,934       $  680,167
Shareholders' equity                                       698,305          663,488
                                                        ----------       ----------
Capitalization, net of cash and cash equivalents        $1,536,239       $1,343,655
                                                        ==========       ==========
Ratio of net debt to net capitalization                       54.5%            50.6%

                              WCI COMMUNITIES, INC.
                   SELECTED REVENUES AND EARNINGS INFORMATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       FOR THE THREE MONTHS ENDED       FOR THE NINE MONTHS ENDED
                                                             SEPTEMBER 30,                    SEPTEMBER 30,
                                                             -------------                    -------------
                                                        2003              2002(1)        2003              2002(1)
                                                      ---------         ---------      ---------         ---------
REVENUES
  Homebuilding:
   Traditional                                        $ 159,520         $ 112,127      $ 337,118         $ 260,963
   Towers                                               127,454            73,928        381,710           361,583
   Lots                                                   1,000             5,885          1,954            11,435
  Amenity membership and operations                      10,838            13,745         42,941            49,043
  Real estate services                                   28,882            22,820         84,237            66,756
  Land sales                                              2,747             7,368         29,057            11,145
                                                      ---------         ---------      ---------         ---------
    Total revenues                                      330,441           235,873        877,017           760,925
                                                      ---------         ---------      ---------         ---------
GROSS MARGIN
  Homebuilding:
   Traditional                                           38,256            24,151         79,975            57,911
   Towers                                                31,219            21,478        105,217           132,127
   Lots                                                     340             2,599            372             5,332
  Amenity membership and operations                        (357)            2,317          4,364            10,063
  Real estate services                                    4,866             2,832         14,123             8,977
  Land sales                                              1,039             1,822          8,496             2,973
                                                      ---------         ---------      ---------         ---------
    Total gross margin                                   75,363            55,199        212,547           217,383
                                                      ---------         ---------      ---------         ---------
OTHER (INCOME) AND EXPENSE
  Equity in losses (earnings) from joint ventures           961             1,292           (701)              (84)
  Other income                                             (819)           (1,631)        (3,430)           (4,245)
  Selling, general and administrative,
    including real estate taxes, net                     34,784            27,669        107,581            90,432
  Expenses related to early repayment of debt                --                --             --             3,282
  Depreciation and amortization                           2,928             2,526          8,132             6,674
  Interest expense, net                                   9,645             8,377         25,855            22,507
  Income tax expense                                     10,754             6,677         29,143            38,568
                                                      ---------         ---------      ---------         ---------
    Net income                                        $  17,110         $  10,289      $  45,967         $  60,249
                                                      =========         =========      =========         =========
EARNINGS PER SHARE
  Basic                                               $    0.39         $    0.23      $    1.05         $    1.42
  Diluted                                             $    0.38         $    0.22      $    1.02         $    1.37
WEIGHTED AVERAGE NUMBER OF SHARES
  Basic                                                  43,490            44,317         43,926            42,282
  Diluted                                                45,083            45,885         45,167            43,949


OPERATING DATA
  Interest incurred                                   $   17,479        $  17,300       $ 51,606         $  48,687
  Interest included in cost of sales                  $    5,585        $   4,902       $ 15,975         $  11,804

-----------
(1) Certain amounts in the prior year's selected revenues and earnings information have been reclassified to conform to the 2003 presentation. The reclassifications have no impact on reported net income. See attached supplemental "Schedule of Resclassifications."

                             WCI COMMUNITIES, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                       FOR THE NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                             -------------
                                                          2003           2002
                                                       ---------      ---------
Cash flows from operating activities:
  Net income                                           $  45,967      $  60,249
  Increase in real estate inventories                   (146,897)      (198,440)
  Decrease (increase) in contracts receivable             93,808        (49,171)
  All other                                              (92,993)        16,262
                                                       ---------      ---------
Net cash used in operating activities                   (100,115)      (171,100)
                                                       ---------      ---------
Net cash used in investing activities                    (58,566)       (30,278)
                                                       ---------      ---------
Cash flows from financing activities:
  Net borrowings under debt obligations                  149,960         49,302
  Proceeds from issuance of common stock                      --        138,201
  All other                                                  511        (10,297)
                                                       ---------      ---------
Net cash provided by financing activities                150,471        177,206
                                                       ---------      ---------
Net decrease in cash and cash equivalents              $  (8,210)     $ (24,172)
                                                       =========      =========

SUPPLEMENTAL INFORMATION

Reconciliation of cash flows from operating activities to EBITDA (1)
      Net cash used in operating activities                              $(100,115)     $(171,100)
      Interest expense, net                                                 25,855         22,507
      Interest included in cost of sales                                    15,975         11,804
      Income tax expense                                                    29,143         38,568
      Depreciation and amortization                                          8,132          6,674
      Increase in real estate inventories                                  146,897        198,440
      (Decrease) increase in contracts receivable                          (93,808)        49,171
      All other                                                             92,993        (16,262)
                                                                         ---------      ---------
      Total EBITDA                                                       $ 125,072      $ 139,802
                                                                         =========      =========


(1) Earnings before interest, taxes, depreciation and amortization (EBITDA) is not a generally accepted accounting principle (GAAP) financial statement measurement. EBITDA should not be considered an alternative to cash flows from operations determined in accordance with GAAP as a measure of liquidity. The Company's management believes that EBITDA is an indication of the Company's ability to generate funds from operations that are available to pay principal and interest on debt obligations and to meet other cash needs. A reconciliation of cash from operating activities to EBITDA, the most directly comparable GAAP measure, is provided above.

                              WCI COMMUNITIES, INC.
                          HOMEBUILDING OPERATIONAL DATA
                                 (IN THOUSANDS)

                                                            FOR THE THREE MONTHS ENDED      FOR THE NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                  SEPTEMBER 30,
                                                                   -------------                  -------------
                                                               2003            2002            2003            2002
                                                             --------        --------        --------        --------
TRADITIONAL HOMEBUILDING DIVISION
  Average Selling Price Per Home Closed                      $    374        $    315        $    353        $    315
  Homes Closed (Units)                                            427             356             956             828
  Net New Orders For Homes (Units)                                369             363           1,188           1,379
  Contract Values of New Orders                              $175,222        $117,783        $530,766        $446,314
  Average Selling Price Per New Order                        $    475        $    324        $    447        $    324

TOWER DIVISION
  Net New Orders (Units)                                          118             200             331             360
  Contract Values of New Orders                              $129,696        $156,326        $459,398        $345,500
  Average Selling Price Per New Order                        $  1,099        $    782        $  1,388        $    960

COMBINED TRADITIONAL HOMEBUILDING AND TOWER DIVISIONS
  Net New Orders (Units)                                          487             563           1,519           1,739
  Contract Values of New Orders                              $304,918        $274,109        $990,164        $791,814
  Average Selling Price Per New Order                        $    626        $    487        $    652        $    455

                                                     SEPTEMBER 30,     DECEMBER 31,      SEPTEMBER 30,
                                                         2003              2002              2002
                                                      ---------         ---------         ---------
TRADITIONAL HOMEBUILDING DIVISION
  Backlog (Units)                                         1,101               869             1,167
  Backlog Contract Values                             $ 534,077         $ 339,277         $ 452,456
  Active Communities                                         14                14                15

TOWER DIVISION
  Cumulative Contract Values                          $ 880,806         $ 894,032         $ 908,535
  Less: Cumulative Revenues Recognized                 (425,034)         (516,230)         (448,886)
                                                      ---------         ---------         ---------
  Backlog Contract Values                             $ 455,772         $ 377,802         $ 459,649
                                                      =========         =========         =========
  Towers Under Construction during the
   quarter recognizing revenue                               10                17                11
  Aggregate Backlog Contract Values,
  Traditional Homebuilding and Tower Divisions        $ 989,849         $ 717,079         $ 912,105

                              WCI COMMUNITIES, INC.
                          SCHEDULE OF RECLASSIFICATIONS

                                                                  For the three months ended
                                                                  --------------------------
                                             March 31, 2003                       June 30, 2003          September 30, 2003
                                             --------------                       -------------          ------------------
                                             Classification:                     Classification:
                                             ---------------                     ---------------
                                        Prior             Current             Prior           Current          Current
                                        -----             -------             -----           -------          -------
In thousands, except gross margin %

NET INCOME                            $  11,837          $  11,837          $ 17,021         $ 17,021         $ 17,110
                                      ---------          ---------          --------         --------         --------
HOMEBUILDING
Traditional
Revenues                              $  66,867          $  66,867          $110,733         $110,733         $159,520
                                      ---------          ---------          --------         --------         --------
Cost of sales                         $  47,070          $  47,070          $ 85,231         $ 85,231         $118,378
Interest and real estate taxes                               1,403                              2,177            2,886
                                      ---------          ---------          --------         --------         --------
Total cost of sales                   $  47,070          $  48,473          $ 85,231         $ 87,408         $121,264
                                      ---------          ---------          --------         --------         --------
Gross margin                          $  19,797          $  18,394          $ 25,502         $ 23,325         $ 38,256
                                      ---------          ---------          --------         --------         --------
Gross margin percentage                    29.6%              27.5%             23.0%            21.1%            24.0%
                                      ---------          ---------          --------         --------         --------
Lots
Revenues                              $     216          $     216          $    736         $    736         $  1,000
                                      ---------          ---------          --------         --------         --------
Cost of sales                         $     266          $     266          $    579         $    579         $    567
Interest and real estate taxes                                  12                                 64               93
                                      ---------          ---------          --------         --------         --------
Total cost of sales                   $     266          $     278          $    579         $    643         $    660
                                      ---------          ---------          --------         --------         --------
Gross margin                          $     (50)         $     (62)         $    157         $     93         $    340
                                      ---------          ---------          --------         --------         --------
Gross margin percentage                  -23.1%             -28.7%              21.3%            12.6%            34.0%
                                      ---------          ---------          --------         --------         --------
Towers
Revenues                              $ 120,505          $ 120,505          $133,751         $133,751         $127,454
                                      ---------          ---------          --------         --------         --------
Cost of sales                         $  81,697          $  81,697          $ 92,317         $ 92,317         $ 93,087
Interest and real estate taxes                               2,886                              3,358            3,148
                                      ---------          ---------          --------         --------         --------
Total cost of sales                   $  81,697          $  84,583          $ 92,317         $ 95,675         $ 96,235
                                      ---------          ---------          --------         --------         --------
Gross margin                          $  38,808          $  35,922          $ 41,434         $ 38,076         $ 31,219
                                      ---------          ---------          --------         --------         --------
Gross margin percentage                    32.2%              29.8%             31.0%            28.5%            24.5%
                                      ---------          ---------          --------         --------         --------

                              WCI COMMUNITIES, INC.
                   SCHEDULE OF RECLASSIFICATIONS - (CONTINUED)

                                                                    For the three months ended
                                                                    --------------------------
                                               March 31, 2003                      June 30, 2003          September 30, 2003
                                               --------------                      -------------          ------------------
                                               Classification:                    Classification:
                                               ---------------                    ---------------
                                           Prior            Current            Prior           Current          Current
                                           -----            -------            -----           -------          -------
In thousands, except gross margin %

AMENITY MEMBERSHIP AND OPERATIONS
Revenues                                 $ 15,961          $ 15,961          $ 16,142          $16,142         $ 10,838
                                         --------          --------          --------          -------         --------

Cost of sales                            $ 13,540          $ 13,540          $ 13,598          $13,598         $ 11,188
Interest and real estate taxes                                   17                                228                7
                                         --------          --------          --------          -------         --------
Total cost of sales                      $ 13,540          $ 13,557          $ 13,598          $13,826         $ 11,195
                                         --------          --------          --------          -------         --------

Gross margin                             $  2,421          $  2,404          $  2,544          $ 2,316         $   (357)
                                         --------          --------          --------          -------         --------
Gross margin percentage                      15.2%             15.1%             15.8%            14.3%           -3.3%
                                         --------          --------          --------          -------         --------

REAL ESTATE SERVICES
Revenues                                 $ 25,120          $ 25,120          $ 29,744          $29,744         $ 28,573
Interest income                                                 448                                370              401
Interest expense                                               (148)                              (179)             (92)
                                         --------          --------          --------          -------         --------
Net revenues                             $ 25,120          $ 25,420          $ 29,744          $29,935         $ 28,882
                                         --------          --------          --------          -------         --------

Total cost of sales                      $ 21,584          $ 21,584          $ 24,514          $24,514         $ 24,016
                                         --------          --------          --------          -------         --------

Gross margin                             $  3,536          $  3,836          $  5,230          $ 5,421         $  4,866
                                         --------          --------          --------          -------         --------
Gross margin percentage                      14.1%             15.1%             17.6%            18.1%            16.8%
                                         --------          --------          --------          -------         --------

LAND SALES
Revenues                                 $  6,966          $  6,966          $ 19,345          $19,345         $  2,747
                                         --------          --------          --------          -------         --------

Cost of sales                            $  2,145          $  2,145          $ 15,476          $15,476         $  1,524
Interest and real estate taxes                                    6                              1,221              184
                                         --------          --------          --------          -------         --------
Total cost of sales                      $  2,145          $  2,151          $ 15,476          $16,697         $  1,708
                                         --------          --------          --------          -------         --------

Gross margin                             $  4,821          $  4,815          $  3,869          $ 2,648         $  1,039
                                         --------          --------          --------          -------         --------
Gross margin percentage                      69.2%             69.1%             20.0%            13.7%            37.8%
                                         --------          --------          --------          -------         --------

Interest expense, net                    $ 12,881          $ 12,881          $ 14,047          $14,047         $ 15,322
Less: amount reclassified                                    (4,075)                            (6,643)          (5,677)
                                         --------          --------          --------          -------         --------
Interest expense, net                    $ 12,881          $  8,806          $ 14,047          $ 7,404         $  9,645
                                         --------          --------          --------          -------         --------

Real estate tax expense, net             $  2,881          $  2,881          $  3,338          $ 3,338         $  3,577
Less: amount reclassified                                      (397)                              (584)            (733)
                                         --------          --------          --------          -------         --------
Real estate tax expense, net             $  2,881          $  2,484          $  3,338          $ 2,754         $  2,844
                                         --------          --------          --------          -------         --------


                              WCI COMMUNITIES, INC.
                          SCHEDULE OF RECLASSIFICATIONS
                       In thousands, except gross margin %


                                                                 For the three months ended
                                    -----------------------------------------------------------------------------------
                                        March 31, 2002                 June 30, 2002              September 30, 2002
                                    -----------------------       -----------------------       -----------------------
                                        Classification:               Classification:               Classification:
                                    -----------------------       -----------------------       -----------------------
                                     Prior          Current         Prior        Current          Prior        Current
                                    --------       --------       --------       --------       --------       --------
NET INCOME                          $ 18,860       $ 18,860       $ 31,100       $ 31,100       $ 10,289       $ 10,289
                                    --------       --------       --------       --------       --------       --------
HOMEBUILDING
Traditional
Revenues                            $ 70,790       $ 70,790       $ 78,046       $ 78,046       $112,127       $112,127
                                    --------       --------       --------       --------       --------       --------
Cost of sales                       $ 51,632       $ 51,632       $ 60,361       $ 60,361       $ 85,176       $ 85,176
Interest and real estate taxes                        1,447                         1,635                         2,800
                                    --------       --------       --------       --------       --------       --------
Total cost of sales                 $ 51,632       $ 53,079       $ 60,361       $ 61,996       $ 85,176       $ 87,976
                                    --------       --------       --------       --------       --------       --------
Gross margin                        $ 19,158       $ 17,711       $ 17,685       $ 16,050       $ 26,951       $ 24,151
                                    --------       --------       --------       --------       --------       --------
Gross margin percentage                 27.1%          25.0%          22.7%          20.6%          24.0%          21.5%
                                    --------       --------       --------       --------       --------       --------
Lots
Revenues                            $  3,315       $  3,315       $  2,235       $  2,235       $  5,885       $  5,885
                                    --------       --------       --------       --------       --------       --------
Cost of sales                       $  1,380       $  1,380       $    899       $    899       $  2,756       $  2,756
Interest and real estate taxes                          301                           239                           530
                                    --------       --------       --------       --------       --------       --------
Total cost of sales                 $  1,380       $  1,681       $    899       $  1,138       $  2,756       $  3,286
                                    --------       --------       --------       --------       --------       --------
Gross margin                        $  1,935       $  1,634       $  1,336       $  1,097       $  3,129       $  2,599
                                    --------       --------       --------       --------       --------       --------
Gross margin percentage                 58.4%          49.3%          59.8%          49.1%          53.2%          44.2%
                                    --------       --------       --------       --------       --------       --------
Towers
Revenues                            $114,016       $114,016       $173,639       $173,639       $ 73,928       $ 73,928
                                    --------       --------       --------       --------       --------       --------
Cost of sales                       $ 68,736       $ 68,736       $104,056       $104,056       $ 50,723       $ 50,723
Interest and real estate taxes                        2,197                         2,017                         1,727
                                    --------       --------       --------       --------       --------       --------
Total cost of sales                 $ 68,736       $ 70,933       $104,056       $106,073       $ 50,723       $ 52,450
                                    --------       --------       --------       --------       --------       --------
Gross margin                        $ 45,280       $ 43,083       $ 69,583       $ 67,566       $ 23,205       $ 21,478
                                    --------       --------       --------       --------       --------       --------
Gross margin percentage                 39.7%          37.8%          40.1%          38.9%          31.4%          29.1%
                                    --------       --------       --------       --------       --------       --------

                              WCI COMMUNITIES, INC.
                   SCHEDULE OF RECLASSIFICATIONS - (CONTINUED)
                       In thousands, except gross margin %


                                                                     For the three months ended
                                       -------------------------------------------------------------------------------------
                                            March 31, 2002                 June 30, 2002                  September 30, 2002
                                       ------------------------        ------------------------        ---------------------
                                            Classification:                Classification:                Classification:
                                       ------------------------        ------------------------        ---------------------
                                         Prior          Current         Prior          Current          Prior        Current
                                       --------        --------        --------        --------        -------       -------
AMENITY MEMBERSHIP AND OPERATIONS
Revenues                               $ 20,096        $ 20,096        $ 15,202        $ 15,202        $13,745       $13,745
                                       --------        --------        --------        --------        -------       -------
Cost of sales                          $ 14,811        $ 14,811        $ 12,741        $ 12,741        $11,428       $11,428
Interest and real estate taxes                                0                               0                            0
                                       --------        --------        --------        --------        -------       -------
Total cost of sales                    $ 14,811        $ 14,811        $ 12,741        $ 12,741        $11,428       $11,428
                                       --------        --------        --------        --------        -------       -------
Gross margin                           $  5,285        $  5,285        $  2,461        $  2,461        $ 2,317       $ 2,317
                                       --------        --------        --------        --------        -------       -------
Gross margin percentage                    26.3%           26.3%           16.2%           16.2%          16.9%         16.9%
                                       --------        --------        --------        --------        -------       -------
REAL ESTATE SERVICES
Revenues                               $ 18,793        $ 18,793        $ 24,753        $ 24,753        $22,726       $22,726
Interest income                                             330                             214                          191
Interest expense                                            (84)                            (70)                         (97)
                                       --------        --------        --------        --------        -------       -------
Net revenues                           $ 18,793        $ 19,039        $ 24,753        $ 24,897        $22,726       $22,820
                                       --------        --------        --------        --------        -------       -------
Total cost of sales                    $ 16,617        $ 16,617        $ 21,174        $ 21,174        $19,988       $19,988
                                       --------        --------        --------        --------        -------       -------
Gross margin                           $  2,176        $  2,422        $  3,579        $  3,723        $ 2,738       $ 2,832
                                       --------        --------        --------        --------        -------       -------
Gross margin percentage                    11.6%           12.7%           14.5%           15.0%          12.0%         12.4%
                                       --------        --------        --------        --------        -------       -------
LAND SALES
Revenues                               $    825        $    825        $  2,952        $  2,952        $ 7,368       $ 7,368
                                       --------        --------        --------        --------        -------       -------
Cost of sales                          $    165        $    165        $  2,386        $  2,386        $ 5,040       $ 5,040
Interest and real estate taxes                                0                              76                          506
                                       --------        --------        --------        --------        -------       -------
Total cost of sales                    $    165        $    165        $  2,386        $  2,462        $ 5,040       $ 5,546
                                       --------        --------        --------        --------        -------       -------
Gross margin                           $    660        $    660        $    566        $    490        $ 2,328       $ 1,822
                                       --------        --------        --------        --------        -------       -------
Gross margin percentage                    80.0%           80.0%           19.2%           16.6%          31.6%         24.7%
                                       --------        --------        --------        --------        -------       -------
Interest expense, net                  $ 10,861        $ 10,861        $ 10,325        $ 10,325        $13,376       $13,376
Less: amount reclassified                    --          (3,413)                         (3,643)                      (4,999)
                                       --------        --------        --------        --------        -------       -------
Interest expense, net                  $ 10,861        $  7,448        $ 10,325        $  6,682        $13,376       $ 8,377
                                       --------        --------        --------        --------        -------       -------
Real estate tax expense, net           $  2,396        $  2,396        $  2,050        $  2,050        $ 2,580       $ 2,580
Less: amount reclassified                                  (616)                           (394)                        (661)
                                       --------        --------        --------        --------        -------       -------
Real estate tax expense, net           $  2,396        $  1,780        $  2,050        $  1,656        $ 2,580       $ 1,919
                                       --------        --------        --------        --------        -------       -------

                              WCI COMMUNITIES, INC.
                   SCHEDULE OF RECLASSIFICATIONS - (CONTINUED)
                       In thousands, except gross margin %



                             For the three months ended       For the year ended
                             --------------------------     -----------------------
                                December 31, 2002              December 31, 2002
                             --------------------------     -----------------------
                                 Classification:                 Classification:
                             --------------------------     -----------------------
                               Prior         Current         Prior          Current
                              --------       --------       --------       --------
NET INCOME                    $ 44,567       $ 44,567       $104,816       $104,816
                              --------       --------       --------       --------
HOMEBUILDING
Traditional
Revenues                      $200,307       $200,307       $461,270       $461,270
                              --------       --------       --------       --------
Cost of sales                 $154,155       $154,155       $351,324       $351,324
Interest and real
  estate taxes                                  4,301              0         10,183
                              --------       --------       --------       --------
Total cost of sales           $154,155       $158,456       $351,324       $361,507
                              --------       --------       --------       --------
Gross margin                  $ 46,152       $ 41,851       $109,946       $ 99,763
                              --------       --------       --------       --------
Gross margin percentage           23.0%          20.9%          23.8%          21.6%
                              --------       --------       --------       --------
Lots
Revenues                      $  5,593       $  5,593       $ 17,028       $ 17,028
                              --------       --------       --------       --------
Cost of sales                 $  2,868       $  2,868       $  7,903       $  7,903
Interest and real estate
  taxes                                           571              0          1,641
                              --------       --------       --------       --------
Total cost of sales           $  2,868       $  3,439       $  7,903       $  9,544
                              --------       --------       --------       --------
Gross margin                  $  2,725       $  2,154       $  9,125       $  7,484
                              --------       --------       --------       --------
Gross margin percentage           48.7%          38.5%          53.6%          44.0%
                              --------       --------       --------       --------
Towers
Revenues                      $174,422       $174,422       $536,005       $536,005
                              --------       --------       --------       --------
Cost of sales                 $122,163       $122,163       $345,678       $345,678
Interest and real estate
  taxes                                         5,110              0         11,051
                              --------       --------       --------       --------
Total cost of sales           $122,163       $127,273       $345,678       $356,729
                              --------       --------       --------       --------
Gross margin                  $ 52,259       $ 47,149       $190,327       $179,276
                              --------       --------       --------       --------
Gross margin percentage           30.0%          27.0%          35.5%          33.4%
                              --------       --------       --------       --------

                             WCI COMMUNITIES, INC.
                  SCHEDULE OF RECLASSIFICATIONS - (CONTINUED)
                      In thousands, except gross margin %



                                      For the three months ended       For the year ended
                                      --------------------------     -----------------------
                                          December 31, 2002             December 31, 2002
                                      --------------------------     -----------------------
                                           Classification:               Classification:
                                      --------------------------     -----------------------
                                        Prior          Current        Prior          Current
                                       --------        -------       --------        -------
AMENITY MEMBERSHIP AND OPERATIONS
Revenues                               $ 22,024        $22,024       $ 71,067        $71,067
                                       --------        -------       --------        -------
Cost of sales                          $ 16,604        $16,604       $ 55,584        $55,584
Interest and real estate taxes                             147              0            147
                                       --------        -------       --------        -------
Total cost of sales                    $ 16,604        $16,751       $ 55,584        $55,731
                                       --------        -------       --------        -------
Gross margin                           $  5,420        $ 5,273       $ 15,483        $15,336
                                       --------        -------       --------        -------
Gross margin percentage                    24.6%          23.9%          21.8%          21.6%
                                       --------        -------       --------        -------
REAL ESTATE SERVICES
Revenues                               $ 23,303        $23,303       $ 89,575        $89,575
Interest income                                            296              0          1,031
Interest expense                                          (129)             0           (380)
                                       --------        -------       --------        -------
Net revenues                           $ 23,303        $23,470       $ 89,575        $90,226
                                       --------        -------       --------        -------
Total cost of sales                    $ 20,219        $20,219       $ 77,998        $77,998
                                       --------        -------       --------        -------
Gross margin                           $  3,084        $ 3,251       $ 11,577        $12,228
                                       --------        -------       --------        -------
Gross margin percentage                    13.2%          13.9%          12.9%          13.6%
                                       --------        -------       --------        -------
LAND SALES
Revenues                               $ 25,068        $25,068       $ 36,213        $36,213
                                       --------        -------       --------        -------
Cost of sales                          $  7,012        $ 7,012       $ 14,603        $14,603
Interest and real estate taxes                             138              0            720
                                       --------        -------       --------        -------
Total cost of sales                    $  7,012        $ 7,150       $ 14,603        $15,323
                                       --------        -------       --------        -------
Gross margin                           $ 18,056        $17,918       $ 21,610        $20,890
                                       --------        -------       --------        -------
Gross margin percentage                    72.0%          71.5%          59.7%          57.7%
                                       --------        -------       --------        -------
Interest expense, net                  $ 17,920        $17,920       $ 52,482        $52,482
Less: amount reclassified                               (9,266)             0        (21,321)
                                       --------        -------       --------        -------
Interest expense, net                  $ 17,920        $ 8,654       $ 52,482        $31,161
                                       --------        -------       --------        -------
Real estate tax expense, net           $  3,366        $ 3,366       $ 10,392        $10,392
Less: amount reclassified                               (1,130)             0         (2,801)
                                       --------        -------       --------        -------
Real estate tax expense, net           $  3,366        $ 2,236       $ 10,392        $ 7,591
                                       --------        -------       --------        -------